AGREEMENT AND ARTICLES OF MERGER

                                     BETWEEN

                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

                            (a Maryland corporation)

                                       AND

                   AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS

                           (a California corporation)

         AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC., a corporation duly organized and existing under the laws of the State of Maryland ("MD Corp") and AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, a corporation duly organized and existing under the laws of the State of California ("CA Corp"), do hereby certify that:

         FIRST: MD Corp and CA Corp agree to merge.

         SECOND: The name and place of incorporation of each party to this Agreement and Articles of Merger are AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC., a Maryland corporation, and AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, a California corporation. MD Corp shall be the successor corporation in the merger.

     THIRD: The date of incorporation of CA Corp was December 31, 1987. CA Corp is incorporated under the California General Corporation Law. CA Corp is not registered or qualified to do business in Maryland.

     FOURTH: MD Corp has its principal office in Maryland in Baltimore City. CA Corp does not have a principal office in Maryland and does not own an interest in land in Maryland.

         FIFTH: The terms and conditions of the transaction set forth in this Agreement and Articles of Merger were advised, authorized, and approved by each corporation party to the Agreement and Articles of Merger in the manner and by the vote required by its charter and the laws of the state of its incorporation. The manner of approval was as follows:

                  (a) The Board of Directors of MD Corp, by unanimous written consent dated March 1, 2004, adopted a resolution which approved the Agreement and Articles of Merger, declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the proposed merger be submitted for consideration by the sole stockholder of MD Corp by written consent. The Board of Directors of CA Corp by written consent dated March 1, 2004, adopted a resolution which approved the Agreement and Articles of Merger, declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the proposed merger be submitted for consideration at a special meeting of the shareholders of CA Corp.

                  (b) Notice of the proposed merger was waived by the sole stockholder of MD Corp and simultaneously the proposed merger was approved by the sole stockholder of MD Corp by written consent dated [______] [__], 2004.

                  (c) Notice which stated that a purpose of the special meeting was to act on the proposed merger was given by CA Corp as required by law. The proposed merger was approved by shareholders of CA Corp at a special meeting of shareholders held on [_____] [__], 2004, by at least a majority of all the votes entitled to be cast on the matter.

         SIXTH: The number of shares of stock of all classes which MD Corp has authority to issue is 20 billion shares of Common Stock in total and 2 billion shares in each of the following classes: A(1) Common, A(2) Common, A(3) Common, A(4) Common, A(5) Common, A(6) Common, A(7) Common, A(8) Common, A(9) Common, and A(10) Common. The total number of shares of stock of all classes which CA Corp has authority to issue is 20 billion shares of Common Stock in total and 2 billion shares in each of the following classes: A(1) Common, A(2) Common, A(3) Common, A(4) Common, A(5) Common, A(6) Common, A(7) Common, A(8) Common, A(9) Common, and A(10) Common.

         SEVENTH: The merger does not amend the charter of the successor, MD
Corp.

         EIGHTH: The terms and conditions of the merger, the mode of carrying the same into effect, the manner and basis of converting or exchanging issued stock of the merging corporations into different stock of a corporation or other consideration, and the treatment of any issued stock of the merging corporations not to be converted or exchanged are as follows:

                  (a) The only issued and outstanding share of the Common Stock of MD Corp prior to the effective date will be one share, which will be held by CA Corp. The share of Common Stock of MD Corp held by CA Corp before the merger shall be cancelled automatically upon effectiveness of the merger.

                  (b) Each issued and outstanding share of each class and series of Common Stock of CA Corp on the effective date of the merger shall, upon effectiveness and without further act, be automatically converted into and become one share of its corresponding class and series of the Common Stock of MD Corp.

     NINTH: The merger shall become effective at 5:00 p.m. (eastern time) on April [__], 2004.

     IN WITNESS WHEREOF, AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC., a Maryland corporation, and AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, a California corporation, have caused these presents to be signed in their respective names and on their respective behalves by their respective presidents and witnessed by their respective secretaries on [_________] [__], 2004.

WITNESS:  AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

(a Maryland corporation)


_____________________________        By          _____________________________
Secretary                                        President



WITNESS:  AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS

(a California corporation)


_____________________________        By          _____________________________
Secretary                                        President



THE UNDERSIGNED, President of AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC., a Maryland corporation, who executed on behalf of the Corporation the foregoing Agreement and Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Agreement and Articles of Merger to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



By       _____________________________
         President



THE UNDERSIGNED, President of AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, a California corporation, who executed on behalf of the Corporation the foregoing Agreement and Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Agreement and Articles of Merger to be the corporate act and deed of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



By       _____________________________
         President



THE UNDERSIGNED, Secretary of AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, a California corporation, hereby certifies that, pursuant to the requirements of the California General Corporation Law, a majority of the outstanding stock of CA Corp entitled to vote voted for the adoption of the Agreement and Articles of Merger.



By       _____________________________
         Secretary